EXHIBIT 99.1
                             JOINT FILING AGREEMENT

                          PURSUANT TO RULE 13d-1(k)(1)
                          ----------------------------

     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated:  July 13, 2009


                                        PENNANT CAPITAL MANAGEMENT LLC


                                        By:  /s/ Alan Fournier
                                             -----------------------------------
                                             Alan Fournier, Managing Member



                                        PENNANT WINDWARD MASTER FUND, L.P.
                                        By:  Pennant General Partner L.L.C.


                                        By:  /s/ Keith Richardson
                                             -----------------------------------
                                             Name:   Keith Richardson
                                             Title:  Chief Financial Officer


                                        PENNANT GENERAL PARTNER L.L.C.


                                        By:  /s/ Keith Richardson
                                             -----------------------------------
                                             Name:   Keith Richardson
                                             Title:  Chief Financial Officer



                                        By:  /s/ Alan Fournier
                                             -----------------------------------
                                             Alan Fournier